Exhibit 10.02

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is made as of this 26th day of July, 2018 (the “Execution Date”) and entered into by and between Shamyl Malik, an individual (“Employee”), on the one hand, and Long Blockchain Corp., a Delaware corporation (the “Company”), on the other hand. The Employee and the Company may be collectively referred to herein as the “Parties” or each individually as a “Party.”

WHEREAS, the Employee has been employed by the Company and in connection with such employment has served as Chief Executive Officer of the Company;

WHEREAS, the Employee has tendered his resignation to the Company and the Company has determined to accept such resignation;

WHEREAS, by and through this Agreement, the Parties desire to address fully, finally, and forever all matters between them arising up to and through the Execution Date, including, but not limited to, any matters arising out of the Employee’s employment with the Company and any subsidiary thereof and/or the termination of the foregoing and his service as a member of the Company’s board of directors;

NOW THEREFORE, in consideration of the agreements contained herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Termination of Employment. The Employee’s employment as Chief Executive Officer of the Company and his service as a member of the Company’s board of directors shall each terminate effective as of July 26, 2018 (the “End Date”). In addition, effective as of the End Date, to the extent not previously terminated, the Employee hereby resigns from any and all offices and directorships he may hold with each of the Company’s subsidiaries and affiliates, and agrees to take any other actions reasonably required to effectuate the foregoing. The Employee hereby covenants and agrees that from and after the End Date, he will not hold himself out as an employee, officer, agent, or representative of the Company or any of its subsidiaries or affiliates.

2. Termination of Prior Agreements. Except as otherwise provided herein, the Employment Agreement by and between the Company and the Employee, dated as of February 20, 2018 (the “Employment Agreement”), is hereby terminated in its entirety effective as of the End Date, along with all rights, obligations and responsibilities of the parties thereunder. Each other agreement between the Employee and any of the Company and its subsidiaries and affiliates, other than this Agreement and the Indemnification Agreement (as defined in Section 8 below), are hereby terminated in all respects effective as of the End Date.

3. Forfeiture of Unvested Stock. All shares of the Company’s common stock issued or issuable to the Employee under the Employment Agreement are unvested as of the End Date and shall be immediately forfeited.

4. Payments. The Parties agree that the Employee shall be entitled to receive the following, subject to the following terms and conditions:

(a) Accrued Obligations. In accordance with its normal payroll practices, the Company shall reimburse to the Employee all reasonable outstanding reimbursable expenses incurred by the Employee and submitted to the Company prior to the End Date in accordance with the Company’s applicable policies and practices, to the extent not reimbursed prior to the End Date. The Employee hereby acknowledges and agrees that (i) no unpaid salary, benefits, vacation, or sick days are accrued and payable to him through the End Date, pursuant to Section 3 of the Employment Agreement or otherwise, and (ii) no bonus has been earned or is payable pursuant to Section 3.2 of the Employment Agreement.

(b) Severance. In consideration of, and subject to and conditioned upon (x) the Employee’s execution of the release of claims attached hereto as Exhibit A (the “Release”) and (y) the Employee’s continued compliance with Sections 5, 6, 10, and 11 of this Agreement, the Company shall release the Employee from the non-competition covenant set forth in Section 5.4 of the Employment Agreement. The Employee understands, acknowledges, and agrees that the benefits set forth in this Section 4(b) exceed what the Employee is otherwise entitled to receive on separation from employment.

(c) Exclusivity of Benefits. Except as expressly provided in this Section 4 and the Indemnification Agreement, after the End Date the Employee shall not be entitled to any additional payments or benefits in connection with his employment with the Company or any of its subsidiaries or affiliates, or the resignation and termination thereof, or under or in connection with any contract, agreement, or understanding between the Employee and any of the foregoing. Except as expressly provided herein, all employee benefits and perquisites provided or funded in whole or in part by the Company or any of its subsidiaries or affiliates shall cease as of the End Date.

5. Confidential Information and Trade Secrets. As consideration for and to induce the Company to enter into this Agreement, the Employee hereby covenants and agrees to the provisions set forth below:

(a) Except as the Board of Directors of the Company may expressly authorize or direct in writing, the Employee agrees that he will not at any time for any reason, either directly or indirectly, (i) copy, reproduce, divulge, disclose or communicate to any person or entity, in any manner whatsoever, any Confidential Information (as defined below), (ii) remove from the custody and control of the Company any physical or electronic manifestation of the Confidential Information, or (iii) utilize, or permit others to utilize, any Confidential Information for any reason. All Confidential Information, including all physical or electronic manifestations thereof, shall be the exclusive property of the Company, whether or not prepared, compiled, or obtained by the Employee or by the Company prior to the Employee’s employment.

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(b) “Confidential Information” means all information and trade secrets relating to or used in the business and operations of the Company and its subsidiaries and affiliates (including, but not limited to, marketing methods and procedures, customer lists, sources of supplies and materials, business systems and procedures, information regarding its financial matters, or any other information concerning the personnel, operations, trade secrets, know how, or business or planned business of the Company and its subsidiaries and affiliates), whether prepared, compiled, developed or obtained by the Employee or by the Company and its subsidiaries and affiliates prior to or during the Employee’s employment with the Company or any of its subsidiaries or affiliates, that is treated by the Company as confidential or proprietary or is reasonably considered by the Company to be confidential or proprietary. Notwithstanding the foregoing, “Confidential Information” shall not include information independently developed by the Employee prior to his initial engagement as a consultant to the Company.

(c) The provisions of Section 5(a) shall not apply to: (i) Confidential Information that is public knowledge other than as a result of a breach of the Employee’s obligation of confidence; or (ii) Confidential Information required to be disclosed by court order, subpoena, or other government process, provided that the Employee shall promptly, but in no event more than 48 hours after learning of such court order, subpoena, or other government process, deliver written notice to the Company, confirmed by mail, of such required disclosure and afford the Company the opportunity to legally curtail such disclosure within the time period required for disclosure.

6. Non-Disparagement. The Employee and the Company hereby covenant and agree that at no time will either party make any statement, publicly or privately, to any individual or entity, including, without limitation, clients, customers, employees, financial or credit institutions or news agencies, in any case, which could reasonably be expected to disparage, defame, libel, or slander the other party or any of its subsidiaries or affiliates or any of their respective employees, officers or directors, as applicable.

7. Remedies Upon Breach. The Employee acknowledges that the Company may suffer substantial damage which will be difficult to compute and that the remedies at law will be inadequate if the Employee should violate any of the covenants or other obligations contained in Sections 5 or 6 hereof, and that the restrictions in Sections 5 and 6 of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Company and its subsidiaries and affiliates. Accordingly, the Parties agree that the Company shall be entitled to the remedies of injunction and/or specific performance (in addition to any other remedies, at law or in equity, as may be available), and the Company shall not be required to post a bond in connection therewith. All protections in Section 5, 6, and 7 for the benefit of the Company shall be deemed to include the following, each of whom shall be a third party beneficiary of Sections 5, 6, and 7: (A) any subsidiaries and affiliates of the Company and (B) Long Island Brand Beverages LLC (“LIBB”) and any subsidiaries or affiliates of LIBB.

8. Indemnification. Nothing herein shall impair or affect any indemnification rights provided in the Company’s certificate of incorporation or bylaws, nor shall the Company take any actions to limit or modify the indemnification rights provided to the Employee thereunder without the prior written consent of the Employee. Further, the Parties acknowledge and agree that the Company’s duties and obligations under the indemnification agreement between the parties, dated as of February 20, 2018 (the “Indemnification Agreement”), shall continue in full force and effect following the End Date pursuant to the terms and conditions contained therein.

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9. No Admission. This Agreement shall not in any way be construed as an admission by the Company or any of its subsidiaries or affiliates of any liability whatsoever or as an admission by any of the foregoing of any acts of wrongdoing or discrimination against the Employee or any other persons. Each of the foregoing entities specifically disclaims, on behalf of itself and its subsidiaries and affiliates, any liability to and wrongdoing or discrimination against the Employee or any other persons.

10. Confidentiality. Except as otherwise required by law, the Employee and the Company agree not to disclose the terms of this Agreement or the substance of the discussions preceding this Agreement to any other person; provided, however, that this Section 10 shall not apply to:

(a) the Employee’s communications to his attorneys, accountants and/or financial advisors,

(b) the Company’s communications to any third party with a legitimate business need to know, as determined in the Company’s reasonable and good faith discretion (such as its attorneys, accountants, auditors and/or financial advisors),

(c) disclosure by the Company, to the extent required by applicable U.S. federal securities laws, and

(d) the Employee’s disclosure of the facts and circumstances of any alleged sexual harassment claims as long as the recipients of the disclosure, prior to disclosure (except in situations to which Sections 10(c) or 10(d) applies), first agree not to disclose such information to anyone else. In addition, if the Employee is required by law to disclose any of the terms of this Agreement or the substance of the discussions preceding this Agreement to any other person, the Employee will provide written notice to the Company in advance of such disclosure, and will cooperate with the Company to prevent or limit such disclosure.

11. Cooperation. The Employee agrees to reasonably cooperate with the Company with respect to all matters arising during or related to his employment about which he has personal knowledge because of his employment with the Company, including but not limited to all matters (formal or informal) in connection with any government investigation, internal investigations, litigation (potential or ongoing), administrative, regulatory, or other proceeding which currently exists, or which may have arisen prior to or arises following the signing of the Agreement. Such cooperation will include, but not be limited to, the Employee’s willingness to be interviewed by representatives of the Company, and to participate in such proceedings by deposition or testimony. The Employee understands that the Company will reimburse him for his reasonable out-of-pocket expenses (including attorney’s fees and legal costs) incurred in connection with such cooperation.

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12. Binding Effect. This Agreement shall be binding upon the Employee, his heirs, representatives, executors, administrators, successors, and assigns, and upon the Company and its successors, parents, affiliated companies, and assigns. If either Party violates any provision of this Agreement, the other Party may present this Agreement to any court of competent jurisdiction for the purpose of obtaining legal and equitable relief.

13. Governing Law. This Agreement is deemed by the Parties to be made and entered into in the State of New York. It shall be interpreted, enforced, and governed under the laws of New York, without regard to any provision of the doctrine of conflicts of laws of such state. Any action or proceeding arising under or with respect to this Agreement shall be brought in a federal or state court having jurisdiction located in the County of New York, State of New York.

14. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

15. Section 409A of the Code. If at any time the Company determines that any payment under this Agreement may be or become subject to the imposition of taxes under Internal Revenue Code Section 409A, the Company shall have the right, in its sole discretion and upon providing written notice to the Employee, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Company determines are necessary or appropriate to (a) exempt the payments provided hereunder according to Internal Revenue Code Section 409A and/or preserve the intended tax treatment of such payments, or (b) comply with the requirements of Internal Revenue Code Section 409A. Any such amendments by the Company shall have no cumulative adverse financial impact upon the Employee. In no event whatsoever shall the Company or any of the other Releasees (as defined in the Release) be liable for any additional tax, interest or penalties that may be imposed on the Employee by Internal Revenue Code Section 409A or any damages for failing to comply with Code Section 409A.

16. Withholding. The Company shall withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

17. Reliance. The Employee hereby acknowledges that he has not relied on any information provided or statements made by the Company, or any of its agents, representatives, or attorneys that are not contained in this Agreement. In return for executing this Agreement, the Employee is receiving only the consideration described in this Agreement.

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18. Entire Agreement. This Agreement and the Indemnification Agreement contain the entire agreement between the Parties, and, except as otherwise provided herein, this Agreement and the Indemnification Agreement supersede any other oral or written agreements or understandings between the Parties, including without limitation the Employment Agreement.

19. Amendments. All modifications and amendments to this Agreement must be made in writing and signed by the Parties.

20. Waiver. No delay or omission by the Parties in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a Party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

21. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

22. Proper Authorization; Due Execution. The Company represents and warrants to the Employee that this Agreement has been approved by its Board of Directors and that the officer signing on its behalf below has been fully authorized to do so.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

24. Further Assurances. From time to time, each of the Parties shall execute, acknowledge, and deliver any instruments or documents reasonably necessary to carry out the purposes of this Agreement.

25. No Third-Party Beneficiaries. Except as expressly set forth in Section 7, nothing in this Agreement shall confer on any person, other than the Parties to this Agreement, any right or remedy of any nature whatsoever.

26. Return of Property and Materials. The Employee will, at the Company’s request, promptly deliver to the Company all Company property and all memoranda, notes, records, reports, customer lists, manuals, drawings and other documents (and all copies thereof) relating to the business of the Company and its subsidiaries and affiliates and all property associated therewith, which the Employee may now possess or have under his control.

27. No Future Employment. The Employee agrees not to seek future employment with the Company or its subsidiaries or affiliates.

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28. Review and Approval. The Parties hereto acknowledge that they have each had adequate and legally sufficient time to review and seek legal guidance concerning this Agreement. The Employee specifically has been advised to consult with an attorney concerning this Agreement. The Employee understands the rights that are waived by this Agreement and the Release.

29. Voluntary Execution and Waiver. The Employee further represents and warrants that he freely negotiated the terms of this Agreement and that he enters into it and executes it and the Release voluntarily. The Employee understands that this is a voluntary waiver of any claims under the laws and orders stated in the Release that relate in any way to his employment with, complaints about, compensation due, or separation from the Company or any of its subsidiaries or affiliates.

30. Whistleblower Provision. No clause in the Agreement, including all provisions relating to confidentiality, shall be interpreted as restricting or prohibiting, in any way, the Employee’s right to voluntarily communicate with the Securities and Exchange Commission or receiving monetary recovery or a whistleblower award from the Securities and Exchange Commission for related disclosures.

This Agreement becomes effective as of the date all Parties have executed below.

[Signatures are on Following Page]

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[Signature Page to Separation Agreement]

EMPLOYEE:

/s/ Shamyl Malik	Date:	July 26, 2018
SHAMYL MALIK

COMPANY:

LONG BLOCKCHAIN CORP.

By:	/s/ Shamyl Malik	Date:	July 26, 2018
Name:	Shamyl Malik
Title:	Chief Executive Officer

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Long Blockchain Corp., a Delaware corporation (the “Company”), and each of its affiliates and subsidiaries, and each of their present and former partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, lenders, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof, including, without limitation, any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, separation pay or other benefits; any claim for monetary or equitable relief, including but not limited to attorneys’ fees, costs, disbursements, back pay, front pay, reinstatement, or expert’s fees; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts (whether intentional, negligent, or otherwise); any alleged legal restrictions on any Releasee’s right to terminate the employment of the undersigned; any claims under federal, state, or local occupational safety and health laws or regulations, all as amended; any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, Section 1981 of U.S. Code Title 42, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Equal Pay Act, the Family and Medical Leave Act (regarding existing but not prospective claims), the Americans with Disabilities Act, Sections 503 and 504 of the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Immigration Reform and Control Act, the Employee Retirement Income Security Act (including the Genetic Information Nondiscrimination Act), and the National Labor Relations Act, each as amended; and any and all claims under the laws of any state, county, municipality, or other governmental subdivision of the United States or any state, including but not limited to the State of New York.

Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments under Section 4 of that certain Separation Agreement, dated as of July 26, 2018, between the Company and the undersigned (the “Separation Agreement”), to which this Release is attached, or under the Indemnification Agreement referenced therein. This Release also excludes, and shall not operate to release any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, the New York State Division of Human Rights, the New York City Commission on Human Rights, or other similar federal or state administrative agencies, and claims that cannot be waived by law.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims against the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, to the fullest extent permitted by law.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of the Separation Agreement or this Release shall constitute or be construed as an admission of any liability or wrongdoing whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Release, and the undersigned agrees that the Separation Agreement and this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this 26th day of July, 2018.

/s/ Shamyl Malik
SHAMYL MALIK